UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2022

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2022, Michael G. Van de Ven, President & Chief Operating Officer of Southwest Airlines Co. (the “Company”), submitted his resignation from his position of Chief Operating Officer, effective at the end of September 2022, and from his position of President, effective at the end of 2022. In connection with Mr. Van de Ven’s resignation, the Board of Directors of the Company (the “Board”) unanimously elected Andrew M. Watterson to succeed to the position of Chief Operating Officer, effective October 1, 2022, and Robert E. Jordan to succeed to the position of President, effective January 1, 2023. Mr. Jordan will also retain his role as the Company’s Chief Executive Officer.

Mr. Jordan, age 62, has served as the Company’s Chief Executive Officer since February 2022 and has been a member of the Board since February 2022. Mr. Jordan also served as Executive Vice President & Incoming Chief Executive Officer from June 2021 to February 2022, Executive Vice President Corporate Services from July 2017 to June 2021, Executive Vice President & Chief Commercial Officer from September 2011 to July 2017, Executive Vice President Strategy & Planning from May 2008 to September 2011, Executive Vice President Strategy & Technology from September 2006 to May 2008, Senior Vice President Enterprise Spend Management from August 2004 to September 2006, Vice President Technology from 2002 to 2004, Vice President Purchasing from 2001 to 2002, Controller from 1997 to 2001, Director Revenue Accounting from 1994 to 1997, and Manager Sales Accounting from 1990 to 1994. Mr. Jordan joined the Company in 1988 as a programmer.

Mr. Watterson, age 55, has served as the Company’s Executive Vice President & Chief Commercial Officer since January 2020. Mr. Watterson also served as Executive Vice President & Chief Revenue Officer from July 2017 to January 2020, Senior Vice President & Chief Revenue Officer from January 2017 to July 2017, Senior Vice President of Network & Revenue from January 2016 to January 2017, and as Vice President of Network Planning & Performance from October 2013 to January 2016.

In connection with the Board’s election of Mr. Watterson to serve as Chief Operating Officer, the Compensation Committee of the Board approved an increase in Mr. Watterson’s annual base salary from $536,700 to $575,000 and an increase in his target cash short-term incentive compensation opportunity from 135 percent of base to 150 percent of base, both effective as of October 1, 2022. The Company has not entered into, amended, or modified any plan, contract, arrangement, grant, or award in connection with the Board’s election of Mr. Jordan to serve as President. There are no family relationships between any director or executive officer of the Company and Mr. Jordan or Mr. Watterson. In addition, neither Mr. Jordan nor Mr. Watterson has any relationship requiring disclosure under Item 404 of Regulation S-K, nor is either a party to any arrangement or understanding with any other person pursuant to which he was selected as an officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

September 28, 2022	By:	/s/ Mark R. Shaw

Mark R. Shaw
Executive Vice President & Chief Legal & Regulatory Officer & Corporate Secretary